UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2010
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 3, 2010, Advanced Energy Industries, Inc. (“Advanced Energy”) announced the closing of its acquisition through a reverse triangular merger of PV Powered, Inc., a privately-owned solar inverter company based in Bend, Oregon and an Oregon corporation (“PV Powered”). Pursuant to the terms of the Agreement and Plan of Merger dated March 24, 2010 (as amended on April 21, 2010, the “Merger Agreement”), by and among Advanced Energy, PV Powered and Neptune Acquisition Sub, Inc., an Oregon corporation and wholly-owned subsidiary of Advanced Energy (“Acquisition Sub”), Acquisition Sub merged with and into PV Powered effective May 3, 2010, with PV Powered as the surviving corporation. Copies of the Merger Agreement and the Amendment No. 1 to the Merger Agreement were filed as exhibits to the Current Reports on Form 8-K filed by Advanced Energy on March 24, 2010 and on April 22, 2010. PV Powered will continue to operate out of its facilities in Bend, Oregon as a wholly-owned subsidiary of Advanced Energy.
A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release dated May 3, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: May 3, 2010	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary

Exhibit Index
(d)	Exhibits

99.1	Press Release dated May 3, 2010